UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on October 17, 2018, we sold to certain investors in a private transaction 16% Series C Unsecured Convertible Promissory Notes with a total principal amount of $6,000,000, with interest and principal due and payable on the notes in one balloon payment at maturity on April 17, 2020 (at maturity a total of $1,500,000 in interest would be due and payable on the notes). On March 9, 2020, each of the noteholders entered into a Conversion Agreement with us and our subsidiary Hudspeth Oil Corporation (“Hudspeth”), under which the noteholders elected to convert the notes, in accordance with their terms, into an aggregate 6% working interest (of all such holders) in certain oil and gas leases in Hudspeth County, Texas, known as our “Orogrande Project.”

The Conversion Agreements also provided additional consideration to the noteholders including a limited carry, a top-off obligation of us and Hudspeth, and warrants to purchase a total of 750,000 restricted shares of our common stock, which warrants will have a term of five years and an exercise price of $0.70 per share. The limited carry provides that for the remainder of the 2020 calendar year, Hudspeth will pay all costs and expenses attributable to the assigned working interests, except where prohibited by law or regulation. The top-off obligation provides that, subject to the terms and conditions of the Conversion Agreements, if (a) we sell our entire working interest in the Orogrande Project, (b) as part of such sale, the holder’s entire working interests are sold, and (c) the gross proceeds received by all the holders in such transaction are equal to less than $9,000,000; then we must pay the holders an amount equal to $9,000,000, (i) less gross proceeds the holders received in the transaction, (ii) less the amount of the carry the holders received under the Conversion Agreements, and (iii) less any gross proceeds the holders received in any farmouts occurring prior to the transaction.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth above under Item 1.01 of this current report, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: March 9, 2020	By: /s/ John A. Brda
John A. Brda
President

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